EXHIBIT 99.2

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement"), made this 30th day of August, 2005, by and among (i) Hittite Microwave Corporation, a Delaware corporation having its principal place of business at 20 Alpha Road, Chelmsford, Massachusetts ("Hittite"), (ii) HMC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Hittite, with its principal place of business at 20 Alpha Road, Chelmsford, Massachusetts ("Buyer" and, together with Hittite, the "Buyer Parties"), (iii) Simtek Corporation, a Colorado corporation having its principal place of business at 4250 Buckingham Drive, Suite 100, Colorado Springs, Colorado ("Simtek") and (iv) Q-Dot, Inc., an Illinois corporation and a wholly-owned subsidiary of Simtek, with its principal place of business at 1069 Elkton Drive, Colorado Springs, Colorado (the "Company" and, together with Simtek, the "Seller Parties").

                         W I T N E S S E T H   T H A T

     WHEREAS, the Company has acquired substantially all the business and assets of Q-DOT Acoustics, Inc., an Illinois corporation ("QD Acoustics"), pursuant to an asset purchase agreement dated August 30, 2005, by and between the Company and QD Acoustics (the "Affiliate Agreement"), a copy of which has been provided to the Buyer;

     WHEREAS, the Company is, and QD Acoustics has been, in the business of providing research and development services to government and commercial contractors related to data acquisition, signal processing, imaging and high speed data communications applications and developing products for such applications, and the Company is actively engaged in a variety of research and product development programs (the "R&D Programs") including, without limitation, those described on Exhibit A hereto (such activities, as currently or in the past conducted by the Company and QD Acoustics, are hereinafter referred to as the "Business");

     WHEREAS, Buyer desires to acquire from the Company substantially all the tangible and intangible assets of the Company that are used in or that arise or have arisen out of the Business, and certain assets formerly held by QD Acoustics, and to assume certain liabilities of the Company, and the Company desires to convey such assets to Buyer and to have Buyer assume such liabilities, all on the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter appearing, the parties agree as follows:

     1.  Purchase of Assets.

         1.1 Purchase and Sale. Upon and subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from the Company, free and clear of all liens, charges, security interests and other



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claims or encumbrances whatsoever ("Liens"), other than Permitted Liens (as hereinafter defined), all the Company's right, title and interest in and to the following assets of the Company (collectively, the "Assets"):

              (a) the Business as a going concern and all goodwill related thereto;

              (b) all of the rights of the Company under license agreements, consulting agreements, purchase orders, work authorizations, Small Business Innovation Research contracts, supplier contracts, customer contracts or other agreements for the provision by the Company of services or products, including, without limitation, those listed on Schedule 1.1(b) hereto, and all other contract rights necessary or useful for the conduct of the Business (the "Customer Contracts");

              (c) [RESERVED];

              (d) all of the rights of the Company under those certain leases of real estate, equipment leases, supply agreements, agreements for the provision of goods or services to the Company and other agreements necessary or useful in the operation of the Business and listed on Schedule 1.1(d) hereto (collectively, the "Operating Agreements"), including, without limitation, the lease of the Company's facility located at 1069 Elkton Drive, Colorado Springs, Colorado;

              (e) all Company Intellectual Property (as defined in Section 2.15 herein), including, without limitation, that which is described on Schedule 1.1(e) hereto;

              (f) all rights of the Company under any license or other agreement under which the Company has the right to use any patent, copyright, trademark or application therefor, any trade secret or any other computer software, technology or proprietary intellectual property of another (the "Technology Agreements"), including, without limitation, those agreements listed on Schedule 1.1(f) hereto;

              (g) all fixed assets, machinery, tools, fixtures, equipment, inventory, supplies, publications, sales and promotional materials, furniture, leasehold improvements, vehicles, computer equipment and architecture, and other tangible personal property owned by the Company or QD Acoustics and necessary or useful for the conduct of the Business (the "Tangible Assets"), including, without limitation, those listed on Schedule 1.1(g) hereto;

              (h) all customer lists, accounting, financial and business records and other files and data relating to the Business since its inception, other than the Company's corporate minute books and stock record books; provided that the Company may retain copies of the foregoing solely for its internal use or as required by law;



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              (i) all licenses, permits, orders and approvals of any
governmental or regulatory body issued or assigned or transferred to the Company or QD Acoustics and necessary for the conduct of the Business (the "Permits");

              (j) all prepayments, security deposits, and prepaid expenses paid by or for the account of the Company and held by third parties (other than bank accounts) and all rights of the Company related thereto ("Third Party Deposits");

              (k) all accounts receivable of the Company that have arisen out of the conduct of the Business prior to the Closing (the "Accounts Receivable");

              (l) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all express and implied warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof) pertaining to or arising out of the Customer Contracts, the Customer Deposits, the Operating Agreements, the Company Intellectual Property, the Technology Agreements, the Tangible Assets, the Permits, the Third Party Deposits, the Accounts Receivable and otherwise with respect to the Business; and

              (m) subject to Section 1.2, all of the assets of the Company not otherwise specified herein.

         1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, Buyer will not purchase, and the Company will retain, the following assets (collectively, the "Excluded Assets"):

              (a) GAAP (as defined herein below) based cash, cash equivalents and bank accounts of the Company;

              (b) those items of tangible personal property, if any, listed on
Schedule 1.2(b) hereto;

              (c) any equity interest of the Company in QD Acoustics;

              (d) all of the Company's rights under Simtek's insurance policies;

              (e) the Company's corporate minute books and stock record books;
and

              (f) any net accounts receivable from Simtek to the Company.

         1.3 Assumption of Liabilities. Upon and subject to the terms and conditions hereof, at the Closing, Buyer shall, and does hereby, assume, and



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agrees to perform and discharge, the following Liabilities (as hereinafter defined) of the Company (the "Assumed Liabilities"):

              (a) the accounts payable of the Company reflected on the accounts payable aging attached as Schedule 1.3(a) hereto, and such other accounts in the Ordinary Course of Business (as defined below) in each case, other than amounts payable by the Company to Simtek (the "Accounts Payable");

              (b) all obligations of the Company to be performed after the Closing under any Customer Contract, Operating Agreement, Technology Agreement or any other agreement to the extent such agreement has been duly assigned to, and assumed in writing by, the Buyer in accordance with its terms; and

              (c) such other Liabilities, if any, as are expressly identified on
Schedule 1.3(c) hereto.

         1.3. Certain Agreements. Notwithstanding the foregoing, if the assignment or transfer of any agreement referred to above would constitute a breach or default under such agreement by reason of the failure of the Company to obtain the required consent of any party to such agreement to such assignment and transfer, then the assignment and transfer to the Buyer and the assumption by the Buyer of such agreement shall be deemed to have been made contingent upon the obtaining of such required consent. In such event, the parties warrant and covenant to use their reasonable commercial efforts to promptly obtain any such required consent and, pending such consent, to execute and deliver such further certificates, agreements and other documents and take such other actions as may be reasonably necessary to confer upon Buyer the economic benefits of such agreement.

         1.4 Certain Definitions. For purposes of this Agreement, the term "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereinafter in effect.

         For purposes of this Agreement, an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or matter after reasonable inquiry and investigation; provided, however, that with respect to




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imputing "Knowledge" to Simtek, an individual will be deemed to have "Knowledge"
of a particular fact or other matter if such individual is actually aware of such fact or other matter without any inquiry or investigation. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as an executive officer or key employee of such Person has Knowledge of such fact or other matter (as set forth in the immediately preceding sentence). For the purposes of this paragraph, the key employees of the Company and of Simtek are as set forth on Schedule 1.4.

         For purposes of this Agreement, the term "Liability" or "Liabilities" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes (as defined herein).

         For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of the day-to-day operations of the business of the Company consistent in nature, scope and magnitude with past custom and practice (including with respect to quantity and frequency).

         For purposes of this Agreement, the term "Person" shall mean any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity.

         For purposes of this Agreement, the term "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

         For purposes of this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.5 Excluded Liabilities. All Liabilities and obligations of the Company, other than the Assumed Liabilities (collectively, the "Excluded Liabilities"), shall remain the responsibility of the Company and, except for the Assumed Liabilities, no other Liabilities or obligations, whether arising before or after the Closing, are assumed by Buyer hereunder.

         Without limiting the generality of the foregoing, Buyer does not hereby assume, and shall have no responsibility for any Liability or obligation of the
Company:



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              (a) for Taxes;

              (b) for accrued salaries, wages, vacation pay, severance, bonuses, employee benefits or other compensation arising out of or relating to the employment by the Company of any Person, and any related payroll Taxes or any Liability under any "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other employee benefit plan, program or arrangement of any kind. Seller Parties shall provide evidence to Buyer Parties, in a form satisfactory to Buyer, of the payment or other satisfaction of the liabilities of this Section 1.5(b) at the Closing;

              (c) under any federal or state plant closing law or regulation or similar statute or regulation; and

              (d) resulting from, arising out of, relating to, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, or environmental matter, including without limitation those arising under Environmental, Health, and Safety Requirements, and also including without limitation any special, incidental, consequential or tort damages arising out of the Company's provision of services, sales of products or any other occurrence prior to the Closing.

         1.6 Instruments of Transfer. The transfer of the Assets to Buyer at the Closing shall be effected by a bill of sale and such assignments and other instruments of transfer as are reasonably deemed necessary by Buyer to convey to Buyer good title to the Assets.

         1.7 Purchase Price. In consideration of the sale to the Buyer of the Assets, Buyer shall assume the Assumed Liabilities and, in addition, shall pay to the Company cash in an amount equal to $2,192,000, payable as follows (the "Purchase Price"):

              (a)   At the Closing, Buyer shall deliver:

                    (i) to the Company an amount in cash equal to $1,992,000
               (the "Closing Cash Payment"), which amount shall include the cash amount of $10,000 previously paid to Buyer in connection with that certain Letter Agreement, dated July 29, 2005, by and between Buyer and Simtek; and

                    (ii) to U.S. Bank, National Association, as escrow agent
               (the "Escrow Agent"), pursuant to an Escrow Agreement in substantially the form attached as Schedule 1.7(a)(ii) hereto, an amount equal to $200,000 (the "Escrowed Consideration"), to be held and disbursed by the Escrow Agent as provided herein and in the Escrow Agreement, which amount shall secure the indemnification obligations of Simtek and the Company set forth in Section 5 of this Agreement.


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         1.8 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place at 12 p.m. local time on August 30, 2005 at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, MA 02210 or at such other place and time as may be agreed upon by the parties (the date of such Closing to be referred to herein as the "Closing Date"). At the Closing, (a) the parties shall execute and deliver such documents and take such other actions as are specified in Section 6 and 7 of this Agreement, (b) Buyer shall deliver to the Company the Closing Cash Payment, by wire transfer of immediately available funds to an account specified by the Company, and (c) Buyer shall deliver to the Escrow Agent the Escrowed Consideration.

         1.9 Allocation of Purchase Price. Buyer shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Code ss.1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding upon the Seller Parties. Buyer shall deliver such allocation to the Company within 60 days after the Closing. Buyer and the Seller Parties shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by Buyer. The Seller Parties shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Buyer may reasonably request to prepare such allocation. Neither Buyer nor any Seller Party shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

     2. Representations and Warranties of Simtek and the Company. Concurrently with the execution and delivery of this Agreement, the Company is delivering to Buyer the Disclosure Schedule numbered to correspond to the Sections contained in this Section 2. As an inducement to Buyer and Hittite to enter into this Agreement, except as set forth in the Disclosure Schedule, each of the Seller Parties, jointly and severally, represents and warrants to Buyer and Hittite that the statements contained in this Section 2 are correct and complete as of the Closing Date:

         2.1 Due Incorporation and Qualification. Simtek is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of Colorado and the Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of Illinois, each with full corporate power to own its properties, to lease its leased properties and to conduct its business as now conducted. Each of the Seller Parties is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions where failure to so qualify would have a material adverse effect upon the Assets or the financial condition or results of operations of the Business (a "Material Adverse Effect").

         2.2 Authority to Execute and Perform Agreement; Binding Effect. Each of the Seller Parties has full corporate power and authority to enter into this Agreement and to perform fully its obligations hereunder. Without limiting the



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generality of the foregoing, the execution and delivery of this Agreement and the transfer of the Assets from the Company to the Buyer have been duly authorized by all necessary corporate actions of each of the Seller Parties. This Agreement has been duly executed and delivered by each of the Seller Parties, and, assuming due authorization, execution and delivery by Buyer and Hittite, is the legal, valid and binding obligation of each of the Seller Parties, enforceable against each of them in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally. Each of the Affiliate Agreements has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally

         2.3 Title to Properties; Absence of Liens and Encumbrances. The Company has good and marketable title to the Assets to be sold by it hereunder (or, in the case of Assets held by the Company under Operating Agreements, a marketable leasehold interest in such Assets), free and clear of all Liens, other than (a) liens for current Taxes not yet due and payable, (b) minor imperfections of title and encumbrances (other than encumbrances securing the payment of money) which are not substantial in character, amount or extent and which do not materially detract from the value or interfere with the use in the Business of the properties subject thereto, and (c) Liens, if any, disclosed on Schedule 2.3 (collectively, "Permitted Liens"). Without limiting the generality of the foregoing, the Company has acquired, and by this Agreement will convey to Buyer, good and marketable title to all the assets of QD Acoustics that do not constitute Excluded Assets, free and clear of any Liens other than Permitted Liens. The Assets include all of the assets and properties necessary to conduct the Business, substantially as the Company and QD Acoustics conducted the Business in the past. Except as set forth and described in Schedule 2.3 hereto, none of the Assets is in the possession, custody or control of any Person or entity other than the Seller Parties.

         2.4  Financial Statements; No Undisclosed Liabilities.

              (a) Attached as Schedule 2.4(a) hereto are copies of (a) the Company's consolidating balance sheets, as included in Simtek's audited balance sheets at December 31, 2003 and 2004 and related consolidating statements of income, cash flow and changes in stockholders' equity of the Company, as included in Simtek's audited financial statements for each year in the three-year period ended December 31, 2004 (the "Annual Financial Statements") and (b) the Company's balance sheet (the "Balance Sheet") at July 31, 2005 (the "Balance Sheet Date") and related statement of income for the seven-month period then ended (the "Interim Financial Statements") (the Annual Financial Statements and the Interim Financial Statements may collectively hereinafter be referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") (subject, in the case of the Interim Financial Statements, to the



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addition of notes and ordinary year-end adjustments not material in amount), and fairly present in all material respects the financial condition and results of operations of the Company at the dates and for the periods indicated therein.

              (b) Except as set forth on Schedule 2.4(b), the Company has no material Liability, except for (i) Liabilities set forth on the face of the Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Balance Sheet Date in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), which are not material, individually or in the aggregate. To the Company's Knowledge, QD Acoustics has no employees, currently conducts no operations and, except as set forth on the Disclosure Schedule, has no Liabilities.

         2.5 No Material Adverse Change; Conduct of Business in Ordinary Course. Since the Balance Sheet Date, the Company has conducted its business in the Ordinary Course of Business substantially as heretofore conducted and there has not been any material adverse change in the Business; any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Assets or Business; or to the Company's Knowledge any other event or condition which could reasonably be expected to cause a Material Adverse Effect, except as described on Schedule 2.5. Without limiting the generality of the foregoing, since the Balance Sheet Date, the Company has:

          (a) collected the Accounts Receivable of the Company in the Ordinary Course of Business and in accordance with their terms, and have not compromised, discounted or adjusted (other than in the Ordinary Course of Business consistent with the reserves for Accounts Receivable as set forth in the Balance Sheet) the amount of any such Account Receivable;

          (b) paid the Accounts Payable of the Company in full when due in the Ordinary Course of Business and in accordance with their terms; and

          (c) not modified or amended in any material respect any Material Agreement (as hereinafter defined) or waived, released or compromised any material right or entitlement of the Company relating to the Business.

         2.6 Compliance with Laws. Except as set forth on Schedule 2.6 hereto, each Seller Party is in compliance, and since January 1, 2000 has been in compliance, with all federal, state, county and local laws, ordinances, regulations, orders, judgments, injunctions, awards or decrees applicable to either of them or to the Business (collectively, "Laws") including, without limitation, Laws relating to employment and discrimination, and Environmental, Health and Safety Requirements, with respect to which the failure to comply



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would have a Material Adverse Effect. All Permits of the Seller Parties required for the operation of the Business are set forth on Schedule 2.6 and are in full force and effect and no violations which would have a Material Adverse Effect is occurring, or since January 1, 2000 have occurred, with respect to any such Permit.

         2.7 No Conflict. Except as set forth on Schedule 2.7, neither the execution, delivery and performance of this Agreement, the transfer of the Assets from the Company to the Buyer, nor compliance by any Seller Party with the terms and conditions hereof will violate, result in the breach or violation of any of the terms and conditions of, or constitute (or with notice, lapse of time or both constitute) a default under (a) any instrument, contract or other agreement to which any Seller Party is a party or by or to which any of them or any of their assets or properties (including, without limitation, the Assets) is bound or subject, (b) any constitution, statute, regulation, rule, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon, or applicable to, any Seller Party or upon any of their assets or properties (including, without limitation, the Assets), or (c) any provision of the charter or bylaws of any Seller Party. Except as set forth on Schedule 2.7 hereto, no approval or consent of any Person is needed in order to transfer to Buyer at the Closing the Assets, or to assign to the Buyer the rights and obligations of the Company with respect to any Operating Agreement, Technology Agreement or Customer Contract after the Closing.

         2.8 Required Filings. Except as set forth on Schedule 2.8 hereto, no Seller Party is required to submit any notice, report or other filing with any Governmental Authority (as defined herein) in connection with the execution, delivery and performance of this Agreement and the transfer of the Assets from the Company to the Buyer. Except as set forth on Schedule 2.8 hereto, no waiver, consent, approval or authorization of any Governmental Authority or any party to, or pursuant to, any Agreement (as hereinafter defined) to which any Seller Party is a party or by which any Seller Party or any of their assets or properties (including, without limitation, the Assets) is bound, is required to be obtained or made by any Seller Party in connection with the execution, delivery and performance of this Agreement and the consummation of the sale by the Company to the Buyer of the Assets and Assumed Liabilities as contemplated hereby.

         For purposes of this Agreement, the term "Governmental Authority" shall mean any national, federal, state, municipal or local or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         2.9 Litigation. No Seller Party has received notice of any outstanding and unsatisfied orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving any Seller Party which would have a Material Adverse Effect. Except as set forth on
Schedule 2.9, no Seller Party is a party to or, to the Knowledge of any Seller Party, threatened with, any litigation or judicial, administrative, investigative or arbitration proceeding that, if decided adversely to the Seller Party, would have a Material Adverse Effect. A list of all pending litigation or



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judicial, administrative, investigative or arbitration proceedings presently pending with respect to the Assets or the Business or to which the Company is a party is set forth on Schedule 2.9.

         2.10 Employment Matters. Schedule 2.10 sets forth (a) the names, positions and current compensation rates of all full-time and part-time employees of the Company and (b) any Agreement (as hereinafter defined) to which Simtek, the Company is a party with any such employee. The employment of each employee of the Company is terminable at will by the Company. The Company has not at any time during the last five years had, nor to the Knowledge of the Company is there now threatened, any walkout, strike, union activity, picketing, work stoppage, work slowdown or any other similar occurrence affecting the Business. No union or other collective bargaining unit has been certified or recognized by the Company as representing any of its employees or has attempted to organize or represent the labor force of the Company at any time during the past five years. The Company has not coerced any of its employees to accept offers of employment with Hittite pursuant to Sections 4.5 and 6.11 herein.

         2.11 Continued Employment. Each Seller Party believes that all current full-time employees of the Company will accept employment with Buyer if offered employment by Buyer.

         2.12 Agreements. Except as set forth on Schedule 2.12, the Company is not a party to, and the Assets are not bound or subject to, any of the following, each of which may hereinafter be referred to as a "Material Agreement":

              (a) Customer Contract;

              (b) Operating Agreement that calls for payments or receipts in excess of $20,000 over any twelve-month period, or that has a remaining term in excess of twelve months and is not terminable at will by the Company on not more than 60 days notice (in either case whether or not made in the Ordinary Course of Business).

              (c) Technology Agreement (other than shrink-wrap licenses relating to off-the-shelf applications software);

              (d) Agreement (as hereinafter defined) for the sale of any Assets;

              (e) Agreement containing covenants of the Company which prohibit the Company from competing in any line of business or with any Person in any geographical area;

              (f) Agreement with any employee, officer, director or stockholder of the Company;

              (g) Other Agreement that was not entered into in the Ordinary Course of Business or that is material to the Business.




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         As used herein, the word "Agreement" means any written or oral contract, understanding, commitment or binding arrangement relating to the Business. Copies of each written Agreement identified on Schedule 2.12 or any other Schedule have been delivered or made available to Buyer, and the material terms of each oral Agreement set forth on Schedule 2.12 have been disclosed thereon. Each Agreement identified on Schedule 2.12 or any other Schedule, including, without limitation, each Operating Agreement, Technology Agreement and Customer Contract, is in full force and effect, except as set forth on such Schedule. Subject to obtaining the consents, if any, set forth on Schedule 2.7, the Company is not in breach or default under any material Agreement, and, to the Company's Knowledge, no condition exists that, with notice or lapse of time or both, would constitute a breach or default thereunder by the Company.

         2.13 Accounts Receivable and Payable. The Accounts Receivable of the Company as of August 30, 2005 are set forth on the accounts receivable aging attached as Schedule 2.13 hereto (the "Schedule of Accounts Receivable"). The Accounts Receivable reflected on the Schedule of Accounts Receivable (i) have or will have arisen from bona fide transactions in the Ordinary Course of Business,
(ii) represent valid, enforceable obligations of the account creditors named thereon, (iii) are subject to no discount, adjustment or set-off, and (iv) have been recorded as accounts receivable on the books of the Company in accordance with GAAP (subject to the addition of notes and ordinary year end adjustments not material in amount). The Accounts Payable of the Company as of August 30, 2005 are set forth on the accounts payable aging attached as Schedule 1.3(a) hereto.

         2.14 Tangible Assets. Except as set forth on Schedule 2.14, the Tangible Assets are in good operating condition, reasonable wear and tear excepted, and include all the tangible personal property necessary or currently used in the operation of the Business.

         2.15  Company Intellectual Property.

              (a) As used herein, the term "Company Intellectual Property " shall mean all intellectual property rights of the Company which are material to the conduct of the Business as it is currently conducted or as reasonably contemplated to be conducted by the Company or QD Acoustics anywhere in the world, including, without limitation: (i) all trademarks, service marks, trade names (including, without limitation, the names "Q-Dot," "Q-Dot, Inc.," "QD Acoustics" and related marks), common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, the "Company Marks");
(ii) all patents and patent applications (collectively, the "Company Patents");
(iii) all copyrights or other rights of authorship in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works, and software, firmware and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, the "Company Copyrights"); (iv) information which is considered to be confidential and proprietary, including all inventions, trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, techniques, processes and formulae, source code, object code, library functions, flow charts, algorithms, designs (including, without limitation, circuit designs), schematics, specifications, computer aided design systems (CADS), websites, and design or development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, the "Company Secret Information"); and (v) any other proprietary information or intellectual property rights of the Company or QD Acoustics that are necessary or useful for the conduct of the Business or the conduct of the R&D Programs, or that have been created by or for the Company or QD Acoustics in the course of the Business.

              (b) The Company: (i) owns all right, title and interest in and to all of the Company Intellectual Property, free and clear of all Liens other than Permitted Liens, or (ii) licenses or otherwise possesses legally valid and enforceable rights to use each item of Company Intellectual Property that it does not so own. Except as set forth on Schedule 2.15(b), the Company has made all necessary filings and recordations to protect and maintain its interests in the Company Intellectual Property except where the failure to make such filings or recordation would not have a Material Adverse Effect. No Person has notified the Company in writing that any of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Company infringes any intellectual property rights of any Person.

              (c) Except as set forth on Schedule 2.15(c), to the Knowledge of the Seller Parties: (i) all the Company Patents are valid and subsisting and all maintenance fees, annuities and the like required to be paid before the date hereof have been paid; (ii) none of the issued Company Patents is being or has been infringed; and (iii) neither the validity nor the enforceability of any of the Company Patents has been challenged in writing by any Person.

              (d) To the Knowledge of the Seller Parties: (i) all the Company Marks are valid and subsisting; (ii) none of the Company Marks is being or has been infringed or diluted, (iii) none of the Company Marks has been opposed or challenged in writing and no proceeding has been commenced or threatened in writing that would seek to prevent the use by the Company of any Company Mark; and (iv) none of the uses of registered Company Marks has materially compromised the strength or validity of the Company Marks or the goodwill associated therewith, except as would not have a Material Adverse Effect.

              (e) To the Knowledge of the Seller Parties: (i) all the Company Copyrights which are material to the Business, whether or not registered, are valid and enforceable; (ii) none of the Company Copyrights is being or has been infringed, or its validity challenged in writing by any Person; and (iii) no proceeding has been commenced or threatened in writing that would seek to prevent the use by the Company of any mask work, circuit design, schematic, source code, object code or other Company Copyright used in the Business as currently conducted.

              (f) The Seller Parties have taken reasonable measures to protect the secrecy, confidentiality and value of the Company Secret Information. To the Knowledge of the Seller Parties, the Company Secret Information has not been used, divulged or appropriated for the benefit of any Person (other than the Company) except as permitted under a written agreement with that Person. To the Knowledge of the Seller Parties, none of the Company Secret Information is subject to any material adverse claim. The Seller Parties maintain policies and procedures that are reasonably calculated to protect the confidentiality of the Company Secret Information.

              (g) To the Knowledge of the Seller Parties, no Company Intellectual Property is subject to any agreement or any order, proceeding (other than pending proceedings pertaining to applications for patent, trademark or copyright registration), or stipulation from a court of competent jurisdiction restricting in any manner the use, sale or licensing thereof by the Company or QD Acoustics. Except as set forth on Schedule 2.15(g), the Company has not entered into any agreement, either currently in effect or since January 1, 2000, to indemnify any other person against any charge of infringement of the intellectual property rights of any other Person, other than indemnification of customers in connection with the sale or licensing to such customers, in the Ordinary Course of Business, of products or services of the Company.

              (h) To the Knowledge of the Seller Parties, none of the employees, contractors, agents and consultants of the Company is obligated under any contract, covenant or other agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the efforts of such employee, contractor, agent or consultant to fulfill its obligations to the Company or, to the Knowledge of the Seller Parties, that would conflict with the Business as presently conducted. No Seller Party has any written or oral agreement with any employee, contractor, agent or consultant as a result of which any such employee, contractor, agent or consultant has rights to any material portion of the Company Intellectual Property.

              (i) All employees, contractors, agents and consultants of any Seller Party who are or were involved in the creation of Company Intellectual Property or who have or have had access to the Company Secret Information executed a standard nondisclosure and assignment of inventions agreement to protect the confidentiality and to vest in the Company exclusive ownership of such Company Intellectual Property, except where the failure to have executed such an agreement will not have a Material Adverse Effect. The Company has in its possession and has delivered to Buyer copies of all such agreements.

              (j) The Agreement dated June 15, 1998 by and among the Company, QD Acoustics, Ultrex Corporation ("Ultrex"), Matthew O'Donnell ("O'Donnell") and Steven R. Freeman ("Freeman") has terminated pursuant to Section 5.2 of such agreement. Valid Confirmation of Termination agreements between the Company and Ultrex, O'Donnell and Freeman have been executed by the parties and provided to Buyer Parties as of the Closing.

              (k) Each of the documents contained in Schedule 2.15(k) was delivered to the United States Patent and Trademark Office (the "USPTO") and each is in the proper form of, and was filed in accordance with, USPTO rules and regulations and is reasonably believed to be effective.

         2.16 Customers. Schedule 2.16 contains a complete and correct list of customers of the Business to which the Company or, to the Company's Knowledge, QD Acoustics, has provided services or products since January 1, 2003. Except as set forth in Schedule 2.16, the relationships of the Company with such customers are satisfactory commercial working relationships. Except as set forth on
Schedule 2.16, to the Company's Knowledge, the current customers of the Company intend to continue doing business with the Company. Except as set forth on
Schedule 2.16, the Company has received no notice of any complaint, dispute, claim of breach of contract or warranty or other similar claim by a current or former customer that could have a Material Adverse Effect.

         2.17 Employee Benefit Plans.

              (a) Except as set forth on Schedule 2.17(a), there are not any grievances, disputes or controversies pending or, to the Knowledge of the Seller Parties, threatened between the Company and any of its present or former employees or independent contractors or any Person representing any such employee or independent contractor. The Company is not currently subject to any claims by present or former employees or independent contractors of the Company, including, without limitation, claims for wages, salaries, commissions or benefits, except in respect of amounts provided for on the Balance Sheet.

              (b) To the Knowledge of the Company, the Company has paid or provided in the Financial Statements for all amounts currently due and payable to all of its present or former employees and independent contractors, including, without limitation, straight time and overtime pay, vacation pay, fringe benefits, severance pay, and disability payments. The Company has paid, and will pay, on or before the Closing, over to the appropriate Governmental Authority or other appropriate Persons, all withheld Taxes, social security and other payments accrued and payable with respect to such present and former employees and independent contractors through the Closing. Except as set forth on Schedule 2.17(b), the Company has no Liability for unfunded workmen's compensation claims.

              (c) Schedule 2.17(c) contains a true and complete list of each employee welfare benefit plan ("Welfare Plan"), as defined in Section 3(1) of ERISA, maintained by the Company for the benefit of its employees or for which the Company is required to contribute. True and complete copies of each such

Welfare Plan and all amendments thereto have been delivered to Buyer or its counsel by the Company. Except as set forth on Schedule 2.17(c), the Company maintains no formal or informal severance pay plan or policy for the employees of the Company; nor, except as set forth in the plans or policies listed on such Schedule, does the Company provide severance pay to its employees.

              (d) Schedule 2.17(d) contains a true and complete list of each employee pension benefit plan ("Pension Plan"), as defined in Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 3(2) of ERISA, maintained by the Company for the benefit of its employees or for which the Company is required to contribute. True and complete copies of each Pension Plan and all amendments thereto have been delivered to Buyer or its counsel by the Company. Each Pension Plan is intended to be qualified within the meaning of
Section 401(a) of the Code. Schedule 2.17(d) contains a list of each Pension Plan that has received a favorable determination letter issued by the Internal Revenue Service. Except as set forth on Schedule 2.17(d), no Pension Plan has incurred any federal income or excise Tax Liability or is subject to Title IV of ERISA.

              (e) Schedule 2.17(e) contains a true and complete list of each deferred compensation plan, bonus plan, and any other employee benefit plans, agreement or commitment maintained or made by the Company (that is currently effective) for the benefit of any employee or former employee of the Company. True and complete copies of each such deferred compensation plan, bonus plan and other employee benefit plans, agreements or commitments, and all amendments thereto, have been delivered to Buyer or its counsel by the Company.

              (f) To the Knowledge of the Company, each Welfare Plan, Pension Plan and deferred compensation plan, bonus plan or other employee benefit plan as set forth on Schedule 2.17 (collectively, the "Benefit Plans") has been administered in accordance with its terms and in compliance in all material respects with the Code and ERISA and with all other federal, state, local and foreign laws, regulations and orders, and all reports required by any Governmental Authority with respect thereto have been or as of the Closing will have been timely filed. To the Knowledge of the Company, neither the Company nor any Person under common control with the Company within the meaning of Sections 414(b) or (c) of the Code or comparable provisions under foreign laws is in default or violation of any provisions of any Benefit Plan or any law, regulation or order related thereto and no moneys are owing with respect to any such default or violation.

              (g) The Company neither participates in, nor knows of any present or future obligation or Liability of the Company, under any "multiemployer plan" as the term is defined under ERISA.

              (h) The Company has heretofore delivered to Buyer true and complete copies of (i) the trust agreements, investment management agreements or other funding vehicles related to all Benefit Plans, (ii) the most recent

Internal Revenue Service determination letter relating to all Pension Plans for which a letter of determination was obtained, (iii) to the extent required to be filed, the most recent Annual Reports (Form 5500 Series) and accompanying schedules of each Pension Plan as filed with the Internal Revenue Service, (iv) any summary plan description related thereto, (v) if required to be filed with the Internal Revenue Service, the most recent certified financial statement or statements of each Benefit Plan and (vi) with respect to all Benefit Plans regulated by foreign laws, all material agreements, letters, reports, plan descriptions, financial statements and other documents of a type comparable to those described in this Subsection (i) are required to be entered into, received, prepared or filed pursuant to said laws.

              (i) No Liability under Title IV of ERISA has been incurred by the Company with respect to any Pension Plan or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with the Company within the meaning of Sections 414(b) or (c) of the Code. No Pension Plan has incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code.

              (j) To the Knowledge of the Company, there has been no "prohibited transaction" (as such term is defined in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan. No penalty or Tax under Section 502(i) of ERISA or Section 4975 of the Code has been imposed upon the Company with respect to its ownership or operation of any of the Assets. The transactions contemplated by this Agreement will not result in any vesting or accrual under any Benefit Plan.

              (k) The Company has delivered to Buyer a true and complete copy of all employee handbooks and all employment policies currently used in connection with the Company's business and operations.

              (l) Except as set forth on Schedule 2.17(l), there are no unfunded Liabilities or obligations with respect to any of the Benefit Plans, whether under the Code, ERISA or any other federal, state, local or foreign laws, regulations or orders.

              (m) No Benefit Plan contains any assets allocable to participants other than to current or former employees of the Company formerly employed in connection with the Business or their beneficiaries.

              (n) The Company currently maintains no Benefit Plan under which the Company has any present or future Liability to Persons other than current or former employees of the Company and their beneficiaries.

              (o) To the Knowledge of the Company, no event has occurred with respect to any Pension Plan which constitutes a partial termination of such Pension Plan under Section 411(d)(3) of the Code.

         2.18 Insurance. The operations of the Business and all of the material insurable Assets are insured for the benefit of the Company and will be so insured until the Closing, in amounts and against risks which the Company reasonably believes are adequate.

         2.19 Broker. Except as set forth on Schedule 2.19, no broker, finder, agent or intermediary (a "Broker") has acted for or on behalf of Simtek or the Company in connection with this Agreement or the transactions contemplated hereby, and no Broker is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Simtek or the Company or any action taken by Simtek or the Company.

         2.20 Bids and Proposals. To the Company's Knowledge Schedule 2.20 hereto contains a true and complete list of all of the open bids or proposals of the Company, and the Company has supplied Buyer with a true and correct copy of each such bid or proposal.

         2.21 Tax Matters.

              (a) The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by the Company (whether or not shown or required to be shown on any Tax Return) have been paid. Except as set forth on Schedule 2.21(a), the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

              (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

              (c) Neither the Company nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Schedule 2.21(c) hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Buyer correct and complete copies of all income Tax Returns filed by the Company for taxable periods ended on or after December 31, 2000 and all examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 2000.

              (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (e) The unpaid Taxes of the Company (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

              (f) None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Code ss.280G. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662. The Company is not party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Simtek) and (B) has no Liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         2.22 Payments on Operating Agreements and Technology Agreements. The Company is current on all of its obligations arising under the Operating Agreements and Technology Agreements and there is no amount past due under the Operating Agreements or Technology Agreements for goods and services provided to the Company prior to the Closing.

         2.23 Assumed Liabilities. The Company has made available to Buyer true and correct copies of all instruments and other documents which constitute or evidence, in whole or in part, any of the Assumed Liabilities.

         2.24 Investigation of Tax Effects. Each of Simtek and the Company acknowledges that it and those Persons retained by it to advise it with respect to the Tax effects of the transactions contemplated by this Agreement have fully and independently examined the Tax effects of such transactions as they may relate to Simtek and the Company. Buyer makes no representation or warranty whatsoever with respect to such Tax effects, and Simtek and the Company further acknowledge that they are not relying on any representation or warranty of Buyer with respect to such Tax effects.

         2.25 Full Disclosure. No representation, warranty or other statement made by Simtek or the Company in this Agreement or in the Disclosure Schedules attached hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not false or misleading.

     3. Representations and Warranties of Buyer. Each of the Buyer Parties, jointly and severally, hereby represents and warrants to the Company and Simtek as follows:

         3.1 Due Incorporation. Hittite is a corporation duly incorporated, organized and validly existing as a corporation in good standing under the laws of the State of Delaware and Buyer is a corporation duly incorporated, organized and validly existing as a corporation in good standing under the laws of the State of Delaware, each with full corporate power to own its properties, to lease the properties purported to be leased by it and to conduct its business as now conducted.

         3.2  Execution and Performance of Agreement.

              (a) Authorization and Validity. Each of the Buyer Parties has full corporate power and authority to enter into this Agreement and to perform in full its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of each of the Buyer Parties. This Agreement has been duly executed and delivered by each of the Buyer Parties and, assuming due authorization, execution and delivery by the other parties hereto, is the legal, valid and binding obligation of each of the Buyer Parties, enforceable against each of them in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

              (b) No Conflict. Neither the execution, delivery and performance of this Agreement nor compliance by any Buyer Party with the terms and conditions hereof will violate, result in the breach or violation of any of the terms and conditions of, or constitute (or with notice, lapse of time or both constitute) a default under (a) any instrument, contract or other agreement to which any Buyer Party is a party or by or to which any of them or any of their assets or properties is bound or subject, (b) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon, or applicable to, either of their properties or business or (c) any provision of the charter or bylaws of any Buyer Party.

              (c) Required Filings and Consents. No Buyer Party is required to submit any notice, report or other filing to any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of (a) any Governmental Authority or (b) any party to any Agreement to which any Buyer Party is a party or by which any Buyer Party or any of their property is bound or affected is required to be obtained or made by any Buyer Party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

              (d) Broker. No Broker has acted for or on behalf of Buyer or Hittite in connection with this Agreement or the transactions contemplated thereby, and no Broker is entitled to any broker's finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or Hittite or any action taken by Buyer or Hittite.

    4.   Certain Covenants of the Parties.

         4.1 Covenant of Further Assurances. Each party shall, at any time and from time to time after the Closing, execute, acknowledge, seal and deliver all such instruments and documents, and do all such further things, as any other party may reasonably request to perfect the transfer and delivery to Buyer of any and all of the Assets or to transfer to or otherwise obtain for Buyer any consent, license, permit, registration or approval reasonably necessary or desirable to accomplish the purchase of the Assets or the assumption of the Assumed Liabilities.

         4.2  Payment of Taxes and Expenses.

              (a) Each of the parties hereto shall be responsible for its own legal, accounting and other expenses in connection with this Agreement and the transactions contemplated hereby. Each party shall be responsible for any and all of its respective federal and state income or excise Taxes incurred by it as a result of this transaction.

              (b) The Seller Parties shall be responsible for any transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest attributable to actions taken by the Seller Parties) imposed by reason of the transfer of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

              (c) The Company shall provide Buyer with the information necessary to comply with Code section 6043A, including without limitation the name and address of each shareholder of the Company and the other information required under Code section 6043A(a).

         4.3 Payment of Other Liabilities. At or promptly following the Closing, the Company shall pay and discharge in accordance with their respective terms all of the known Liabilities and obligations related to or arising out of the operations of the Business (other than the Assumed Liabilities) that are properly due.

         4.4 Non-Competition. At the Closing, each of the Seller Parties will enter into a Confidentiality, Non-Disclosure and Restrictive Covenant Agreement (the "Non-Competition Agreement"), in substantially the form attached as
Schedule 4.4 hereto.

         4.5 Employees. Effective as at the Closing, Hittite shall offer employment to each of the employees of the Company set forth on Schedule 2.10 (the "Employees") in accordance with the terms attached hereto as Exhibit B. Each Employee will, except as otherwise expressly agreed upon in writing by Hittite, be an employee at will. Hittite will be solely responsible for payment of compensation or benefits, if any, which become due to any individual accepting such employment by reason of his or her employment by Hittite following the Closing, or by reason of the termination by Hittite of such employment following the Closing.

         4.6 Stock Options. On the date of the Closing, Hittite will grant to the individuals set forth on Schedule 4.6 upon their employment by Hittite nonqualified stock options to purchase shares of common stock of Hittite having an aggregate fair market value on the date of grant equal as set forth on such schedule, at an exercise price equal to the fair market value of such shares on the date of grant, as determined by the compensation committee of the board of directors of Hittite.

         4. 7 Bulk Sales Compliance. The parties waive compliance by the Company with the bulk sales laws of any jurisdiction ("Bulk Sales Laws") in connection with the transactions contemplated hereby. To the extent Buyer incurs any liability or damages as a result of such failure to comply with any Bulk Sale Laws, other than as a result of Buyer's failure to pay or discharge any Assumed Liabilities, the Seller Parties jointly and severally agree to indemnify and hold Buyer harmless from, against and in respect of any such liability or damages.

         4. 8 Change of Name. Within five (5) business days following the Closing, (a) Simtek and the Company shall deliver to the Buyer all filings necessary to authorize the change of the Company's name and the name of QD Acoustics to remove any reference to "Q- Dot" or "QD" in such names, so that Buyer may make such filings with the appropriate Secretary of State's Office and
(b) Simtek shall remove all references to "Q-Dot, Inc.," "Q-Dot" or "QD" from its website and its sales and marketing materials.

    5.   Indemnification.

         5.1 Indemnification of Buyer and Hittite. The Seller Parties, jointly and severally, agree to defend, indemnify and hold Buyer and Hittite harmless from and against any loss, Liability, damage or expense suffered, incurred or paid by Buyer or Hittite:

              (a) arising, in whole or in part, out of or in connection with any breach of any representation, warranty, covenant or obligation in this Agreement by any Seller Party;

              (b) as a result of any claim, action or proceeding asserted or brought against Buyer or Hittite or any of their respective assets (including, without limitation, the Assets) which arises, in whole or in part, out of or in connection with the conduct by the Company or by QD Acoustics of its respective business before or]after the Closing, but excluding the Assumed Liabilities;

              (c) as a result of any claim, action or proceeding asserted against Buyer or Hittite or any of their respective assets with respect to any Liability or alleged Liability of any Seller Party not specifically assumed by Buyer under this Agreement;

              (d) as a result of any claim, action or proceeding asserted or brought against Buyer or Hittite or any of their respective assets which arises out of or in connection with the failure by any Seller Party to pay, promptly and when due, any Tax, fee or other charge which shall become due or shall have accrued and which is due and payable by any Seller Party (i) on account of the use, acquisition, ownership or sale by such Seller Party of any of the Assets or
(ii) on account of the transactions contemplated hereby; and

              (e) for all costs and expenses (including, without limitation, attorneys' fees) incurred by Buyer or Hittite in connection with any action, proceeding, claim, assessment or judgment incident to any of the foregoing matters; provided that:

              (f) no indemnification shall be required to be made under this section 5.1 (i) with regard to individual claims for $5,000 or less and (ii) unless the aggregate amount of individual claims of greater than $5,000 for which indemnity is sought exceeds $25,000, in which case the right to recover for such claims shall apply to the full extent of such claims;

              (g) in no event shall the Seller Parties be obligated to provide aggregate indemnification under subsection 5.1(a) above or, to the extent such indemnification is under subsection 5.1(a), subsection 5.1(e) above, in excess of the balance of the Escrowed Consideration, and the Escrowed Consideration shall be the sole and exclusive remedy for any and all indemnification claims made against the Seller Parties under subsection 5.1(a) above or, to the extent such indemnification is under subsection 5.1(a), subsection 5.1(e) above; and

              (h) no claims for indemnity under subsection 5.1(a) above or, to the extent such indemnification is under subsections 5.1(a), subsection 5.1(e) above, shall be made after the expiration of the Survival Period; further provided, that

              (i) the limitations in subsection 5.1(g) above shall not apply to any claim against the Seller Parties in tort for intentional misrepresentation or for any breach of the representation and warranty in Section 2.15; and

              (j) without limiting the generality of any other provision set forth herein, in no event shall the aggregate indemnification obligation of the Seller Parties under this section 5.1 exceed the Purchase Price (less any amounts actually paid by the Seller Parties pursuant to their indemnification obligations hereunder).

         5.2 Indemnification of Simtek and the Company. Buyer and Hittite, jointly and severally, agree to defend, indemnify and hold each of Simtek and the Company harmless from and against any loss, Liability, damage or expense suffered, incurred or paid by Simtek or the Company, as the case may be:

              (a) arising, in whole or in part, out of or in connection with any breach of any representation, warranty, covenant or obligation in this Agreement by any Buyer Party;

              (b) as a result of any claim, action or proceeding asserted or brought against Simtek or the Company or any of their respective assets which arises, in whole or in part, out of or in connection with the conduct by any Buyer Party of the Business after the Closing;

              (c) as a result of any claim, action or proceeding asserted against Simtek, the Company or any of their respective assets with respect to any Assumed Liability;

              (d) arising, in whole or in part, out of or in connection with any breach of the covenants of the Buyer Parties in Section 8.3; and

              (e) for all costs and expenses (including, without limitation, attorneys' fees) incurred by Simtek or the Company in connection with any action, proceeding, claim, assessment or judgment incident to any of the foregoing matters; provided that

              (f) no claim for indemnity under this Section 5.2 shall be made after the expiration of the Survival Period and in no event shall the Buyer Parties be obligated to provide aggregate indemnification under subsection 5.2(a) above or, to the extent such indemnification is under subsection 5.2(a), subsection 5.2(e) above, in excess of $250,000; and

              (g) without limiting the generality of any other provision set forth herein, in no event shall the aggregate indemnification obligation of the Buyer Parties under this section 5.2 exceed the Purchase Price (less any amounts actually paid by the Buyer Parties pursuant to their indemnification obligations hereunder).

         5.3 Procedure. If a claim is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party as soon as practical after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to indemnification under this
Section 5. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates damage or prejudice caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense, investigation and settlement of such lawsuit or action and to employ and engage attorneys of its own choice to handle, defend or settle the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; including, without limitation, the providing of witnesses and documents under its control. An indemnifying party who elects to take control of the defense, investigation and settlement of any such lawsuit or action shall be conclusively bound by any final judgment rendered by a court of competent jurisdiction in any such lawsuit or action. In the event the party of which indemnification is being requested does not inform the party requesting indemnification in writing that it intends to assume control of such defense within thirty (30) days after the date upon which written notice issues, the party requesting indemnification in its sole discretion may defend or make settlement of such action or claims and such settlement or other final determination shall be binding upon the other party hereto.

         5.4 Survival of Representations and Warranties. Each of the representations and warranties contained in this Agreement, made in any document delivered hereunder or otherwise made in connection with the transactions contemplated hereunder shall survive the Closing and the consummation of the transactions contemplated hereby and until the completion of the twelfth full month following the Closing Date (the "Survival Period").

     6. Conditions of Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it:

         6.1 Representations and Covenants. The representations and warranties of each Seller Party contained in this Agreement shall be true on and as of the Closing. Each Seller Party shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing. Each Seller Party shall have delivered to Buyer a certificate, dated as of the Closing and signed by one of its officers, to the foregoing effect, in form and substance reasonably satisfactory to Buyer.

         6.2 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the transactions contemplated by this Agreement shall have been obtained.

         6.3 Third Party Consents . All consents, approvals, waivers, agreements and permits from parties to any agreements that may be required in connection with the performance by each Seller Party of its obligations under this Agreement or the continuance of the Operating Agreements, Technology Agreements and Customer Contracts with Buyer after the Closing and identified in Schedule
6.3 shall have been obtained.

         6.4 Certain Leased Equipment. Buyer shall, promptly after Closing, purchase the equipment underlying the following leases: Lease Agreement (Lease No. 1000115979), dated March 28, 2003, by and between the Company and Bank One Leasing Corporation; and Lease Agreement (Lease No. 1000115220), dated December 3, 2002, by and between the Company and Bank One Leasing Corporation.

         6.5 Authorization. All corporate action of the Company necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         6.6 Litigation. No action, suit or proceeding shall be pending or threatened before or by Governmental Authority to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions.

         6.7 Instruments of Transfer. The Seller Parties shall have delivered to Buyer the instruments of transfer required by Section 1.6.

         6.8 Books and Records. The Seller Parties shall have delivered to Buyer all books, papers, ledgers, documents and records relating to or constituting part of the Assets.

         6.9 Non-Competition and Employment Agreements; Resignations. Each Seller Party shall have executed the Non-Competition Agreement; each individual identified as a key employee in Schedule 6.9 ("Key Employees") shall have entered into an employment agreement and a Non-Disclosure and Assignment of Inventions Agreement with Hittite in a form reasonably acceptable to Hittite; and each Key Employee shall have resigned from any office he may hold as an officer or director of QD Acoustics.

         6.10 Legal Existence and Good Standing. Each Seller Party shall have delivered to Buyer a recently dated certificate of the good standing of such Seller Party issued by the Secretary of State of the state in which such Seller Party is incorporated.

         6.11 Employees. Each Company employee shall accept employment with Hittite on terms acceptable to Hittite.

     7. Conditions of the Seller Parties' Obligations. The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement are subject, at the option of the Seller Parties, to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by them:

         7.1 Representations and Covenants. The representations and warranties of Buyer and Hittite contained in this Agreement shall be true on and as of the Closing. Each of Buyer and Hittite shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing. Each of the Buyer and Hittite shall have delivered to the Company a certificate, dated as of the Closing and signed by one of its officers, to the foregoing effect, in form and substance reasonably satisfactory to the Company.

         7.2 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the transactions contemplated by this Agreement shall have been obtained.

         7.3 [RESERVED.]

         7.4 Authorization. All corporate action of Buyer and Hittite necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         7.5 Litigation. No action, suit or proceeding shall be pending or threatened before or by any Governmental Authority to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions.

         7.6 Consideration. The Company and the Escrow Agent shall have received the cash consideration required by Section 1.6 and all of the documents required by this Section.

     8.  Post-Closing Covenants.

         8.1 Access to Documents. On and after the Closing Date, the Seller Parties may require access to the books, papers, ledgers, documents and records related to the Business in connection with audit or accounting questions involving or relating to the Business prior to the Closing. In such case and upon reasonable notice, the Buyer Parties shall provide the Seller Parties and their respective authorized representatives reasonable access during normal business hours to the books, papers, ledgers, documents and records related to the Business and shall reasonably cooperate with regard to such access (including, but not limited to, permitting the Seller Parties to make copies of relevant documents).

         8.2 Transition Services. The Buyer Parties and the Seller Parties agree to take reasonable steps to enable a smooth transfer of the Business from the Company to the Buyer Parties following the Closing. For a reasonable time following the Closing Date, (1) the Seller Parties shall use their commercially reasonable efforts to make available to Buyer Parties, at no cost to Buyer Parties and on a limited basis, the services of Bryce Keen for the purpose of transitioning certain information technology aspects of the Business from the Company to the Buyer Parties; provided, however, that to the extent that the transition services of Bryce Keen exceeds forty (40) hours in the aggregate, the Seller Parties and the Buyer Parties shall mutually agree upon the appropriate compensation to be paid by the Buyer Parties to the Seller Parties for such services, and (2) the Buyer Parties shall use their commercially reasonable efforts to make available to Seller Parties, at no cost to Seller Parties and on a limited basis, the services of Mary Crockett for the purpose of assisting Simtek with preparation of its financial and tax information relating to the Company; provided, however, that to the extent that the transition services of Mary Crockett exceeds forty (40) hours in the aggregate, the Seller Parties and the Buyer Parties shall mutually agree upon the appropriate compensation to be paid by the Seller Parties to the Buyer Parties for such services

         8.3 Custodianship of Bank Account. The Buyer Parties and the Seller Parties acknowledge that the government agencies that are parties to the Customer Contracts may insist upon making wire payments under such Customer Contracts to the Company's bank account until such time as the Customer Contracts are novated to the Buyer. In addition, the Buyer Parties and the Seller Parties acknowledge that even following the novation of the Customer Contracts to the Buyer the government agencies that are parties to the Customer Contracts may be slow to start making payments to Buyer's bank account instead of the Company's bank account. Immediately following the Closing, the Buyer Parties shall be granted power and control (including, without limitation, the right to make withdrawals) over the Company's account at Wells Fargo Bank (Account Number 5298009977; Routing Number 102000076) with respect to the payments made by government agencies under the Customer Contracts following the Closing; provided, however, that in no event shall the Buyer Parties have power or control over or the right to withdraw any amounts in such account that do not represent payments made by government agencies under the Customer Contracts following the Closing. Notwithstanding anything to the contrary contained herein, the Seller Parties shall promptly upon receipt deliver to Buyer Parties any proceeds of any Accounts Receivable delivered to the Company's account at Wells Fargo Bank (Account Number 5298009977; Routing Number 102000076). At such time as the Customer Contracts have been novated to the Buyer and the Seller Parties and Buyer Parties in good faith mutually determine that remaining payments under the Customer Contracts will be made directly to the Buyer (rather than the Company's bank account), then the rights of the Buyer Parties pursuant to the previous sentence shall terminate and the Seller Parties may close such account of the Company.

         8.4 Third Party Consents. In the event any consent, approval, waiver, agreement or permit required by Section 6.3 is not obtained on or prior to the Closing Date and the Closing occurs nonetheless, the Seller Parties shall use their commercially reasonable efforts to obtain any such consent, approval, waiver, agreement or permit required by Section 6.3.

     9.  Miscellaneous.

         9.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

If to Buyer or Hittite:
----------------------

                  Hittite Microwave Corporation
                  20 Alpha Road
                  Chelmsford,  MA 01824
                  Attention:  William W. Boecke, Chief Financial Officer
                  Facsimile:  (978) 250-3373

         with a copy to:
         --------------

                  Foley Hoag LLP
                  World Trade Center West
                  155 Seaport Boulevard
                  Boston,  MA 02210
                  Attn: Robert W. Sweet, Jr., Esq.
                  Facsimile:  (617) 832-7000

If to the Company or Simtek:
---------------------------

                  Simtek Corporation
                  4250 Buckingham Drive
                  Suite 100
                  Colorado Springs, CO  80907
                  Attention:  Harold Blomquist, President & CEO
                  Facsimile:  (719) 531-9481
         with a copy to:
         --------------

                  Holme Roberts & Owen LLP
                  1700 Lincoln Street, Suite 4100
                  Denver, Colorado 80203
                  Facsimile:  (303) 866-0200

Any party may, by notice given to the other parties in accordance with this Section, designate another address or Person for receipt of notices hereunder.

         9.2 Amendment and Waiver . This Agreement may be amended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

         9.3 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware.

         9.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         9.6 Schedules. The Schedules to this Agreement are a part of this Agreement as if set forth in full herein. All references herein to Articles, Sections, Subsections and Schedules shall be deemed references to such parts of this Agreement.

         9.7 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         9.8 References. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The terms defined in this Agreement refer to the plural as well as the singular, unless the context otherwise requires. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement.

         9.9. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon Buyer, Hittite, Simtek and the Company and their respective successors, legal representatives and permitted assigns; provided, however, that this Agreement and any rights arising hereunder may not be assigned or transferred by any party, by operation of law or otherwise, without the prior written consent of the other parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                                            HMC ACQUISITION CORPORATION


                                            By:  /s/ Stephen Daly
                                                 -------------------------------
                                            Name:    Stephen Daly
                                            Title:   President & CEO



                                            HITTITE MICROWAVE CORPORATION


                                            By:  /s/ Stephen Daly
                                                 -------------------------------
                                            Name:    Stephen Daly
                                            Title:   President & CEO



                                            Q-DOT, INC.


                                            By:  /s/ Thomas E. Linnenbrink
                                                 -------------------------------
                                            Name:    Thomas E. Linnenbrink
                                            Title:   President



                                            SIMTEK CORPORATION


                                            By:  /s/ Harold A. Blomquist
                                                 -------------------------------
                                            Name:    Harold A. Blomquist
                                            Title:   President & CEO